SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2012

BOLDFACE GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-148722	02-0811868
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1309 Pico Blvd., Suite A

Santa Monica, CA 90405

(Address of principal executive offices) (Zip Code)

(310) 450-4501

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 21, 2012 (the “Closing Date”), BOLDFACE Group, Inc., a Nevada corporation (the “Company”), completed a closing of a private offering (the “Offering”) with a group of accredited investors (collectively, the “Investors”) of 10 units of its securities (the “Units”), at a price of $200,000 per Unit, for total gross proceeds of $2,000,000. The Units were sold pursuant to the Securities Purchase Agreement entered into by and among the Company and the Investors (the “Agreement”). Each Unit consists of (i) a secured convertible promissory note in the denomination of $200,000 and (ii) warrants to purchase 800,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), half of which are exercisable at $0.50 per share (the “$0.50 Warrants”) and half of which are exercisable at $1.00 per share (the “$1.00 Warrants”; and together with the $0.50 Warrants, each a “Warrant” and collectively, the “Warrants”). The Offering is being made on a “best efforts” basis with respect to a maximum of 15 Units.  The net proceeds from the sale of such securities in the Offering were used for general working capital. The Agreement contained certain customary representations, warranties and covenants.

The Notes were issued with an original issue discount of 0.2% and are convertible into shares of Common Stock at any time prior to maturity at $0.25 per share (the “Conversion Price”), subject to a one-time reset right described below. The Notes will accrue interest at a rate of 12% per annum and mature on August 21, 2013. At any time prior to maturity, the Company may prepay any portion of the outstanding principal amount of any Note, together with accrued but unpaid interest, subject to notice to the Investors. The Notes contain customary affirmative and negative covenants of the Company. The Conversion Price is subject to “weighted average” and other customary anti-dilution protections. The Investors also have a right to one time reset the Conversion Price, which will be available on the earlier of (the “Reset Date”) (i) the date of maturity of the Notes or (ii) the completion of a subsequent financing by the Company of at least $5,000,000, if the closing price of the Company’s stock is less than $0.30 on the Reset Date. For (i) the Conversion Price after the reset will be equal to 70% of the 5-day VWAP immediately preceding the Reset Date. For (ii) the Conversion Price after the reset will be equal to 70% of 5-day VWAP immediately after the Reset Date. The Warrants are exercisable for a period of five years and are subject to “weighted average” and other customary anti-dilution protections.

Aegis Capital Corp. acted as the sole placement agent for the Offering (the “Placement Agent”). The Company paid the Placement Agent a commission of 10% of the funds raised in the Offering and a 3% non-accountable reimbursement of the Placement Agent’s expenses, for a total payment of $260,000. In addition, the Placement Agent received five-year warrants (the “Broker Warrants”) to purchase 1,600,000 shares of Common Stock. The Broker Warrants are identical to the Warrants in all material respects.

All of the securities issued in connection with the Offering are “restricted securities,” and as such are subject to all applicable restrictions on transfer specified by federal and state securities laws.

As collateral security for all of the Company’s obligations under the Agreement and related documents executed in connection with the Offering, the Company and BOLDFACE Licensing + Branding, a Nevada corporation and the Company’s wholly-owned subsidiary (“BLB”), granted the Investors a security interest in all of the Company’s and BLB’s assets pursuant to the terms of the Security Agreement, dated as of December 21, 2012 (the “Security Agreement”). To further secure the Company's obligations, BLB executed a Guarantee, dated as of December 21, 2012 (the “Guaranty”), pursuant to which BLB agreed to guaranty the Company’s obligations owed to the Investors.

On the Closing Date, the Company also entered into a registration rights agreement with the Investors (the “Registration Rights Agreement”). Under the terms of the Registration Rights Agreement, the Company committed to file a registration statement on Form S-1, or other applicable form, covering the resale of (i) the Common Stock underlying the Warrants and (ii) the Common Stock underlying the Notes (collectively, the “Registrable Securities”) within 45 days from the final closing of the Offering (the “Filing Date”), and to use its commercially reasonable efforts to cause the registration statement to become effective no later than 90 days after it is filed (the “Effectiveness Date”). The registration statement will also cover the shares of Common Stock underlying the Broker Warrants.

The Company agreed to use its commercially reasonable efforts to maintain the effectiveness of the registration statement for at least one year from the date the registration statement is declared effective by the SEC or for such shorter period ending on the earlier to occur of (i) until Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), is available to Investors with respect to all of their Registrable Securities or (ii) the date when all of the Registrable Securities registered thereunder shall have been sold. The Company will be liable for monetary penalties equal to 0.5% of the purchase price per Unit paid by such Investor for the Registrable Securities then held by each investor for each full period of period of 30 days if the Company fails to file the registration statement by the Filing Date or if the Company fails to use its reasonable efforts to have the registration statement declared effective by the Effectiveness Date until such failure is cured. The payment amount shall be prorated for partial 30 day periods. The maximum aggregate amount of payments to be made by the Company as the result of such failures, whether by reason of a filing deadline failure, effectiveness deadline failure or any combination thereof, shall be an amount equal to 6% of the purchase price per Unit paid by such Investor for the Registrable Securities held by such Investor at the time of the first occurrence of such failure to file with, or to have the registration statement be declared effective by, the United States Securities and Exchange Commission (the “SEC”).

Moreover, no such payments shall be due and payable with respect to any Registrable Securities that the Company is unable to register due to limits imposed by the SEC’s interpretation of Rule 415 under the Securities Act. The holders of any Registrable Securities removed from the registration statement as the result of a Rule 415 comment or other comment from the SEC shall have “piggyback” registration rights for the shares of Common Stock underlying the Registrable Securities, until such shares can be sold without limitation under Rule 144, with respect to any registration statement filed by the Company following the effectiveness of the registration statement which would permit the inclusion of these shares.

The Company will pay all expenses in connection with any registration obligation provided in the Registration Rights Agreement, including, without limitation, all registration, filing, stock exchange fees, printing expenses, all fees and expenses of complying with applicable securities laws, and the fees and disbursements of the Company’s counsel and of its independent accountants. Each Investor will be responsible for its own underwriting discounts and commissions, transfer taxes and the expenses of any attorney or other advisor such Investor decides to employ.

All of the foregoing securities were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder and involved transactions by an issuer not involving any public offering. This Current Report on Form 8-K (this “Current Report”) does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

This description of the Notes, the $0.50 Warrants, the $1.00 Warrants, the Agreement and the Security Agreement and the Guaranty does not purport to be complete and is qualified in its entirety by reference to forms of such agreements, which are filed as exhibits to this Current Report and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report is hereby incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

In reviewing the agreements included or incorporated by reference as exhibits to this Current Report, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure about the Companies or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about us may be found elsewhere in this Current Report and in the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit No.	Description

4.1	Form of 12% Secured Convertible Promissory Note*
4.2	Form of $0.50 Investor Warrant*
4.3	Form of $1.00 Investor Warrant*
10.1	Form of Securities Purchase Agreement, dated as of December 21, 2012, by and among the Company and the investors in the Offering*
10.2	Subscription Escrow Agreement, effective as of December 19, 2012, by and among the Company, Aegis Capital Corp. and CSC Trust Company of Delaware*
10.3	Form of Registration Rights Agreement, dated as of December 21, 2012, by and among the Company and the investors in the Offering*
10.4	Security Agreement, dated as of December 21, 2012, by and among the Company, BOLDFACE licensing + branding and Gottbetter & Partners, LLP, as collateral agent*
10.5	Guaranty, dated as of December 21, 2012, issued by BOLDFACE licensing + branding in favor of the investors in the Offering*
99.1	Press release, dated December 27, 2012*

_____________________

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2012	BOLDFACE GROUP, INC.

	By:	/s/ Ashumi Kothary
Name: Ashumi Kothary
Title: Chief Financial Officer